EXHIBIT 21.1
Subsidiaries
of
Newpark Resources, Inc.
December 31, 2008
1.	BATSON MILL LLC

2.	NEWPARK MATS & INTEGRATED SERVICES LLC

3.	DURA-BASE DE MEXICO S.A. DE C.V.

4.	DURA-BASE NEVADA, INC.

5.	EXCALIBAR MINERALS LLC

6.	NEWPARK CANADA, INC.

7.	NEWPARK CANADA HOLDINGS LIMITED PARTNERSHIP

8.	NEWPARK CANADA INVESTMENTS LIMITED PARTNERSHIP

9.	NEWPARK DRILLING FLUIDS LLC

10.	NEWPARK ENVIRONMENTAL SERVICES LLC

11.	NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.

12.	NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.

13.	NEWPARK ENVIRONMENTAL WATER SOLUTIONS LLC

14.	NEWPARK HOLDINGS NOVA SCOTIA CORP.

15.	NEWPARK INVESTMENTS NOVA SCOTIA CORP.

16.	NEWPARK TEXAS, L.L.C.

17.	AVA, S.P.A.

18.	AVA EASTERN EUROPE D.F.& S., S.R.L.

19.	AVA AFRICA S.A.R.L.

20.	AVA DEUTCHLAND GMBH

21.	AVA TUNISIE S.A.R.L.

22.	AVA INTERNATIONAL DRILLING FLUIDS LTD.

23.	AVA ALGERIE E.U.R.L.

24.	NEWPARK DRILLING FLUIDS do BRASIL TRATAMENTO de FLUIDOS LTDA.

25.	AVA PANNONIA

26.	DBM SERVICIOS, S.A. de C.V.

27.	NEWPARK DRILLING FLUIDS INTERNATIONAL LLC

28.	NEWPARK DRILLING FLUIDS PERSONNEL SERVICES LLC